Exhibit 99.1

Internap Reports Second Quarter 2011 Financial Results

●	Revenue of $60.4 million compared with $60.5 million in the second quarter of 2010
- Sequential revenue growth delivered in both Data center services and IP services;

●	Segment profit1 of $29.8 million; segment margin1 of 49.4 percent, up 110 basis points year-over-year;

●	Adjusted EBITDA2 of $10.3 million; adjusted EBITDA margin2 of 17.0 percent;

●	Announces 31,000 net sellable square foot expansion of Atlanta data center capacity.

ATLANTA, GA – (July 28, 2011) Internap Network Services Corporation (NASDAQ: INAP), a leading provider of IT Infrastructure services, today announced financial results for the second quarter of 2011.

“We were pleased to see our business return to top line growth in the second quarter.  Both reporting segments showed sequential revenue growth with Data center services delivering a solid increase and our IP services growing sequentially for the first time in almost three years,” said Eric Cooney, President and Chief Executive Officer of Internap. “With our comprehensive enterprise cloud service set to launch in the third quarter and data center expansions in Dallas, Los Angeles, and now Atlanta on-track for sequential quarterly openings beginning in the first quarter of 2012, we feel strongly about our ability to continue to deliver top-line growth for the business.”

Second Quarter 2011 Financial Summary

	2Q 2011	2Q 2010	1Q 2011	YoY Growth	QoQ Growth
Revenues:
Data center services	$32,481	$31,197	$31,542	4%	3%
IP services	27,929	29,328	27,862	-5%	0%
Total Revenues	$60,410	$60,525	$59,404	0%	2%

Operating Expenses	$62,081	$61,238	$60,292	1%	3%

GAAP Net Loss	$(2,612)	$(1,271)	$(1,500)	n/m	n/m

Normalized Net (Loss) Income2	$(319)	$1,356	$(400)	n/m	n/m

Segment Profit	$29,841	$29,262	$30,374	2%	-2%
Segment Profit Margin	49.4%	48.3%	51.1%	110 BPS	-170 BPS

Adjusted EBITDA	$10,276	$9,924	$9,213	4%	12%
Adjusted EBITDA Margin	17.0%	16.4%	15.5%	60 BPS	150 BPS

n/m = not meaningful

Revenue

●
Revenue totaled $60.4 million compared with $60.5 million in the second quarter of 2010 and $59.4 million in the first quarter of 2011. Revenue from Data center services increased year-over-year and sequentially. IP services decreased compared with the second quarter of 2010 and increased sequentially.

●
Data center services revenue rose 4 percent year-over-year and 3 percent sequentially to $32.5 million. Both the year-over-year and the sequential increases in this segment were attributable to increased sales of colocation services in company controlled datacenters and strong growth in managed hosting services.

●
IP services revenue totaled $27.9 million – a decrease of 5 percent compared with the second quarter of 2010.  Sequentially, IP services revenue increased $0.1 million.   The year-over-year decrease was driven by per unit price declines, partly offset by traffic growth.

Net (Loss) Income

●
GAAP net loss was $(2.6) million, or $(0.05) per share, compared with GAAP net loss of $(1.3) million, or $(0.03) per share, in the second quarter of 2010 and $(1.5) million, or $(0.03) per share, in the first quarter of 2011.  GAAP net loss in the second quarter of 2011 included a non-cash charge of $1.3 million primarily related to changes in sublease rental assumptions on unoccupied lease obligations held in restructuring.

●
Normalized net loss, which excludes the impact of stock-based compensation expense and items that management considers non-recurring, was $(0.3) million, or $(0.01) per share.  Normalized net income (loss) was $1.4 million, or $0.03 per share, in the second quarter of 2010, and $(0.4) million, or $(0.01) per share, in the first quarter of 2011.

Segment Profit and Adjusted EBITDA

●
Segment profit totaled $29.8 million in the second quarter, an increase of 2 percent year-over-year and a decrease of 2 percent sequentially.  Segment margin was 49.4 percent, increasing 110 basis points compared with the second quarter of 2010.  Segment margin decreased 170 basis points compared with the first quarter of 2011.

●
Segment profit in Data center services was $12.7 million, or 39.2 percent of Data center services revenue. IP services segment profit was $17.1 million, or 61.2 percent of IP services revenue. An increasing proportion of colocation revenue generated at company controlled data centers and increased managed hosting revenue benefited Data center services segment profit compared with the second quarter of 2010.  Higher seasonal power and planned maintenance costs drove a decrease in Data center segment profit compared with the first quarter of 2011.  Data center services segment margin increased 260 basis points year-over-year and decreased 210 basis points sequentially to 39.2 percent.  IP services segment profit decreased 4 percent compared with the second quarter of 2010 due to lower IP services revenue.  Increased network costs drove a 2 percent sequential decrease in IP segment profit.   IP segment margins increased 30 basis points year-over-year and decreased 110 basis points sequentially to 61.2 percent.

●
Adjusted EBITDA in the second quarter totaled $10.3 million, a 4 percent increase over the second quarter of 2010 and a 12 percent improvement relative to the first quarter of 2011.  Adjusted EBITDA margin was 17.0 percent in the second quarter of 2011, up 60 basis points year-over-year and 150 basis points sequentially.  The year-over-year increase in Adjusted EBITDA was attributable to increased segment profit in our Data center services segment.  Improved cash operating cost control and the absence of $0.6 million in executive severance costs incurred in the first quarter of 2011 drove the sequential Adjusted EBITDA increase.

Balance Sheet and Cash Flow Statement

●	Cash and cash equivalents totaled $40.1 million at June 30, 2011. Total debt was $48.1 million, net of discount, at the end of the quarter, including $29.2 million in capital lease obligations.

●	Cash generated from operations for the six months ended June 30, 2011 was $4.7 million. Capital expenditures over the same period were $23.2 million.

Recent Operational Highlights

Historical trends of key financial and operational metrics can be found in a supplementary data schedule on Internap’s website at http://ir.internap.com/results.cfm.

●     We had 2,714 customers under contract at the end of the second quarter 2011.

●     Yesterday, we announced that we are expanding our company-controlled datacenter presence in Atlanta by 31,000 net sellable square feet when fully deployed.  Phase 1 of this expansion will be approximately 12,000 net sellable square feet and will be online by the third quarter of 2012.  Our expanded Atlanta facility will feature a modular, high-density design to economically support long-term customer growth, with capacity for up to 12 kW power draw per cabinet. The expansion will also contain energy efficient design and operational elements, along with a full range of customer amenities.

●     We recently made our cloud storage service available to enterprise customers.  Our cloud storage is built on the established, open source OpenStack™ platform and offers unlimited storage capacity, on-demand access and utility billing. This open standards based service provides an extensive open API and a variety of tools to manage data securely and efficiently.

●     Internap’s cloud service with compute capabilities is expected to be available in the third quarter.  Built with flexibility in mind, our enterprise cloud hosting will allow customers to select a private or public configuration as well as choose a VMware® hypervisor for an expansive feature set or open source hypervisors for superior cost profiles. Our enterprise cloud solution will be one of the most flexible cloud services available in the market.

●     We have completed the integration of our XIP™ acceleration service into our global Content Delivery Network (CDN). Our XIP-enabled CDN accelerates static and dynamic content to a wide range of user devices, including mobile phones, tablets and PCs, significantly improving streaming load times and download intervals.

1
Segment profit and segment margin are non-GAAP financial measures and are defined in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.”  Reconciliations between GAAP and non-GAAP information related to segment profit and segment margin are contained in the table entitled “Segment Profit and Segment Margin” in the attachment.

2
Adjusted EBITDA and Normalized Net (Loss) Income are non-GAAP financial measures and are defined in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.”  Reconciliations between GAAP and non-GAAP information related to Adjusted EBITDA and Normalized Net (Loss) Income are contained in the tables entitled “Reconciliation of Loss from Operations to Adjusted EBITDA,” and “Reconciliation of Net Loss and Basic and Diluted Net Loss Per Share to Normalized Net (Loss) Income and Basic and Diluted Normalized Net (Loss) Income Per Share” in the attachment.

Conference Call Information:

Internap’s second quarter 2011 conference call will be held today at 5:00 p.m. EDT. Listeners may connect to a webcast of the call, which will include accompanying presentation slides, on the investor services section of Internap’s web site at http://ir.internap.com/events.cfm.  The call can also be accessed by dialing 866-515-9839.  International callers should dial 631-813-4875.  An online archive of the webcast presentation will be available for one month following the call.  An audio-only replay will be accessible from Thursday, July 28, 2011 at 8 p.m. EDT through Thursday, August 4, 2011 at 855-859-2056 using the replay code 82588602. International callers can listen to the archived event at 404-537-3406 with the same code.

About Internap

Internap provides intelligent IT Infrastructure services that enable our customers to focus on their core business, improve service levels and lower the cost of IT operations. Our enterprise IP, CDN, colocation, managed hosting and cloud solutions are differentiated by unparalleled levels of performance, availability and support. Since 1996, thousands of businesses have entrusted Internap with the delivery and protection of their online applications. Transform your IT infrastructure into a competitive advantage with IT IQ from Internap. For more information, visit http://www.internap.com/, our blog at http://www.internap.com/blog, or follow us on Twitter at http://twitter.com/internap.

Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements include statements related to future revenue momentum and our expectations regarding the expansion of company-controlled data center capacity and our cloud service with compute capabilities, including expectations as to timing. Because such statements are not guarantees of future performance and involve risks and uncertainties, there are important factors that could cause Internap’s actual results to differ materially from those in the forward-looking statements. These factors include our ability to achieve or sustain profitability; our ability to expand margins and drive higher returns on investment; our ability to complete expansion of company-controlled data centers within the expected timeframe; our ability to sell into new data center space; the actual performance of our IT Infrastructure services; our ability to maintain current customers and obtain new ones, whether in a cost-effective manner or at all; our ability to correctly forecast capital needs, demand planning and space utilization; our ability to respond successfully to technological change and the resulting competition; the availability of services from Internet network service providers or network service providers providing network access loops and local loops on favorable terms, or at all; failure of third party suppliers to deliver their products and services on favorable terms, or at all; failures in our network operations centers, data centers, network access points or computer systems; our ability to provide or improve Internet infrastructure services to our customers; and our ability to protect our intellectual property, as well as other factors discussed in our filings with the Securities and Exchange Commission. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. We undertake no obligation to update, amend or clarify any forward-looking statement for any reason.

###

Press Contact:	Investor Contact:
Mariah Torpey	Andrew McBath
(781) 418-2404	(404) 302-9700
internap@daviesmurphy.com	ir@internap.com

INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended
	June 30,
	2011	2010
Revenues:
Data center services	$32,481	$31,197
Internet protocol (IP) services	27,929	29,328
Total revenues	60,410	60,525

Operating costs and expenses:
Direct costs of network, sales and services, exclusive of
depreciation and amortization, shown below:
Data center services	19,733	19,784
IP services	10,836	11,479
Direct costs of customer support	5,374	4,606
Direct costs of amortization of acquired technologies	875	979
Sales and marketing	7,731	7,002
General and administrative	7,449	9,174
Depreciation and amortization	8,768	7,013
Loss on disposal of property and equipment, net	11	18
Restructuring	1,304	1,183
Total operating costs and expenses	62,081	61,238
Loss from operations	(1,671)	(713)

Non-operating expense (income):
Interest income	-	(33)
Interest expense	875	518
Other, net	48	6
Total non-operating expense (income)	923	491

Loss before income taxes and equity in (earnings) of
equity method investment	(2,594)	(1,204)
Provision for income taxes	106	129
Equity in (earnings) of equity-method investment, net of taxes	(88)	(62)

Net loss	$(2,612)	$(1,271)

Basic and diluted net loss per share	$(0.05)	$(0.03)

Weighted average shares outstanding used in computing basic
and diluted net loss per share	50,174	50,013

INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value amounts)

	June 30,	December 31,
	2011	2010

ASSETS
Current assets:
Cash and cash equivalents	$40,098	$59,582
Accounts receivable, net of allowance for doubtful accounts of $1,831 and $1,883, respectively	18,409	17,588
Prepaid expenses and other assets	11,533	11,217

Total current assets	70,040	88,387

Property and equipment, net	158,211	142,289
Investment	2,601	2,265
Intangible assets, net	12,943	14,698
Goodwill	39,464	39,464
Deposits and other assets	4,548	3,600
Deferred tax asset, net	2,417	2,439
Total assets	$290,224	$293,142

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$18,254	$25,383
Accrued liabilities	6,870	8,975
Deferred revenues	2,699	3,268
Capital lease obligations	191	1,071
Term loan, less discount of $118 and $116, respectively	883	884
Restructuring liability	2,691	2,691
Other current liabilities	140	135
Total current liabilities	31,728	42,407

Deferred revenues	2,152	2,134
Capital lease obligations	29,032	19,139
Term loan, less discount of $267 and $328, respectively	17,983	18,422
Restructuring liability	5,445	5,273
Deferred rent	16,440	16,655
Other long-term liabilities	430	501
Total liabilities	103,210	104,531

Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value: 20,000 shares authorized; no shares issued
or outstanding	-	-
Common stock, $0.001 par value; 120,000 shares authorized; 52,401 and 52,017 shares
outstanding, respectively	53	52
Additional paid-in capital	1,232,650	1,229,684
Treasury stock, at cost; 217 and 115 shares, respectively	(1,192)	(520)
Accumulated deficit	(1,044,282)	(1,040,170)
Accumulated items of other comprehensive loss	(215)	(435)
Total stockholders' equity	187,014	188,611
Total liabilities and stockholders' equity	$290,224	$293,142

INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Six Months Ended
	June 30,
	2011	2010
Cash Flows from Operating Activities:
Net loss	$(4,112)	$(1,531)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	18,572	16,745
Loss on disposal of property and equipment, net	84	19
Provision for doubtful accounts	480	773
Equity in (earnings) from equity-method investment	(235)	(149)
Non-cash changes in deferred rent	(215)	179
Stock-based compensation expense	1,900	2,436
Deferred income taxes	22	352
Other, net	445	337
Changes in operating assets and liabilities:
Accounts receivable	(1,301)	(639)
Prepaid expenses, deposits and other assets	(1,333)	(1,291)
Accounts payable	(7,129)	9,069
Accrued and other liabilities	(2,105)	(1,831)
Deferred revenues	(551)	(832)
Accrued restructuring liability	172	26
Net cash flows provided by operating activities	4,694	23,663

Cash Flows from Investing Activities:
Purchases of property and equipment	(23,177)	(28,494)
Maturities of investments in marketable securities	-	4,300
Net cash flows used in investing activities	(23,177)	(24,194)

Cash Flows from Financing Activities:
Proceeds from credit agreements	-	39,000
Principal payments on credit agreements	(500)	(39,000)
Payments on capital lease obligations	(622)	(62)
Stock-based compensation plans	162	2,845
Other, net	(66)	(61)
Net cash flows (used in) provided by financing activities	(1,026)	2,722
Effect of exchange rates on cash and cash equivalents	25	(42)
Net (decrease) increase in cash and cash equivalents	(19,484)	2,149
Cash and cash equivalents at beginning of period	59,582	73,926
Cash and cash equivalents at end of period	$40,098	$76,075

INTERNAP NETWORK SERVICES CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES

In addition to providing financial measurements based on accounting principles generally accepted in the United States of America (“GAAP”), Internap has historically provided additional financial measures that are not prepared in accordance with GAAP (“non-GAAP”), including adjusted EBITDA, normalized net income (loss), normalized diluted shares outstanding, segment profit and segment margin. The most directly comparable GAAP equivalent to adjusted EBITDA and normalized net income (loss) is loss from operations and net loss, respectively. The most directly comparable GAAP equivalent to normalized diluted shares outstanding is diluted common shares outstanding.

We define non-GAAP measures as follows:

●	Adjusted EBITDA is loss from operations plus depreciation and amortization, loss on disposals of property and equipment, impairments and restructuring and stock-based compensation.

●	Adjusted EBITDA margin is adjusted EBITDA as a percentage of revenues.

●	Normalized net income (loss) is net income (loss) plus impairments and restructuring and stock-based compensation.

●
Normalized diluted shares outstanding are diluted shares of common stock outstanding used in GAAP net loss per share calculations, excluding the dilutive effect of stock-based compensation using the treasury stock method.

●	Normalized net income (loss) per share is normalized net income (loss) divided by basic and normalized diluted shares outstanding.

●
Segment profit is segment revenues less direct costs of network, sales and services, exclusive of depreciation and amortization for the segment, as presented in the notes to our consolidated financial statements. Segment profit does not include direct costs of customer support, direct costs of amortization of acquired technologies or any other depreciation or amortization associated with direct costs.

●	Segment margin is segment profit as a percentage of segment revenues.

We detail reconciliations of our non-GAAP financial measures to the most directly comparable financial measure in the reconciliations of GAAP to non-GAAP measures below. We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations.

We believe that excluding depreciation and amortization and loss on disposals of property and equipment, as well as impairments and restructuring, to calculate adjusted EBITDA provides supplemental information and an alternative presentation that is useful to investors’ understanding of Internap’s core operating results and trends. Not only are depreciation and amortization expenses based on historical costs of assets that may have little bearing on present or future replacement costs, but also they are based on management estimates of remaining useful lives. Loss on disposals of property and equipment is also based on historical costs of assets that may have little bearing on replacement costs. Impairments and restructuring expenses primarily reflect goodwill impairments and subsequent plan adjustments in sublease income assumptions for certain properties included in our previously disclosed restructuring plans.

INTERNAP NETWORK SERVICES CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

Internap believes that impairment and restructuring charges are unique costs that we do not expect to recur on a regular basis, and consequently, we do not consider these charges as a normal component of expenses related to current and ongoing operations.

Similarly, we believe that excluding the effects of stock-based compensation from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors’ understanding of Internap’s core operating results and trends. Investors have indicated that they consider financial measures of our results of operations excluding stock-based compensation as important supplemental information useful to their understanding of our historical results and estimating our future results.

We also believe that, in excluding the effects of stock-based compensation, our non-GAAP financial measures provide investors with transparency into what management uses to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods and to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

Stock-based compensation is an important part of total compensation, especially from the perspective of employees. We believe, however, that supplementing GAAP net loss and net loss per share information by providing normalized net income (loss) and normalized net income (loss) per share, excluding the effect of impairments, restructuring and stock-based compensation in all periods, is useful to investors because it enables additional and more meaningful period-to-period comparisons. We consider normalized diluted shares to be another important indicator of our overall performance because it eliminates the effect of non-cash items.

Adjusted EBITDA is not a measure of liquidity calculated in accordance with GAAP, and should be viewed as a supplement to — not a substitute for — our results of operations presented on the basis of GAAP. Adjusted EBITDA does not purport to represent cash flow provided by operating activities as defined by GAAP. Our statements of cash flows present our cash flow activity in accordance with GAAP. Furthermore, adjusted EBITDA is not necessarily comparable to similarly-titled measures reported by other companies.

We believe adjusted EBITDA is used by and is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We believe that:

●
EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, income taxes, depreciation and amortization, which can vary substantially from company-to-company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and

●
investors commonly adjust EBITDA information to eliminate the effect of disposals of property and equipment, impairments, restructuring and stock-based compensation which vary widely from company-to-company and impair comparability.

INTERNAP NETWORK SERVICES CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

Our management uses adjusted EBITDA:

●	as a measure of operating performance to assist in comparing performance from period-to-period on a consistent basis;

●	as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; and

●	in communications with the board of directors, analysts and investors concerning our financial performance.

Our presentation of segment profit and segment margin excludes direct costs of customer support, depreciation and amortization in order to allow investors to see the business through the eyes of management. Management views direct costs of network, sales and services as generally less controllable, external costs and management regularly monitors the margin of revenues in excess of these direct costs. Similarly, we view the costs of customer support to also be an important component of costs of revenues but believe that the costs of customer support to be more within our control and to some degree discretionary as we can adjust those costs by hiring and terminating employees.

Segment margin is an important metric to our investors and analysts, as we have regularly discussed and disclosed the effects of third party vendors’ pricing declines and the corresponding effect on our revenues. The presentation of segment margin highlights the impact of the pricing declines and allows investors and analysts to evaluate our revenue generation performance relative to direct costs of network, sales and services. Conversely, we have much greater latitude in controlling the compensation component of costs of revenues, represented by customer support, and we analyze this component separately from the direct external costs.

We also have excluded depreciation and amortization from segment profit and segment margin because, as noted above, they are based on estimated useful lives of tangible and intangible assets. Further, depreciation and amortization are based on historical costs incurred to build out our deployed network and the historical costs of these assets may not be indicative of current or future capital expenditures.

Although we believe, for the foregoing reasons, that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for, or superior to, any measure of financial performance prepared in accordance with GAAP.

Use of non-GAAP financial measures is subject to inherent limitations because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment of which charges should properly be excluded from the non-GAAP financial measure. Management accounts for these limitations by not relying exclusively on non-GAAP financial measures, but only using such information to supplement GAAP financial measures. Our non-GAAP financial measures may not be the same non-GAAP measures, and may not be calculated in the same manner, as those used by other companies.

INTERNAP NETWORK SERVICES CORPORATION
RECONCILIATION OF LOSS FROM OPERATIONS TO ADJUSTED EBITDA

A reconciliation of loss from operations, the most directly comparable GAAP measure, to adjusted EBITDA for each of the periods indicated is as follows (in thousands):

	Three Months Ended
	June 30, 2011	March 31, 2011	June 30, 2010
Loss from operations (GAAP)	$(1,671)	$(888)	$(713)
Stock-based compensation	989	911	1,444
Depreciation and amortization, including amortization of acquired
technologies	9,643	8,928	7,992
Loss on disposal of property and equipment, net	11	73	18
Restructuring	1,304	189	1,183
Adjusted EBITDA (non-GAAP)	$10,276	$9,213	$9,924

INTERNAP NETWORK SERVICES CORPORATION
RECONCILIATION OF NET LOSS AND BASIC AND DILUTED
NET LOSS PER SHARE TO NORMALIZED NET INCOME (LOSS) AND
BASIC AND DILUTED NORMALIZED NET INCOME (LOSS) PER SHARE

Reconciliations of (1) net loss, the most directly comparable GAAP measure, to normalized net income (loss), (2) diluted shares outstanding used in per share calculations, the most directly comparable GAAP measure, to normalized diluted shares used in normalized per share outstanding calculations and (3) net loss per share, the most directly comparable GAAP measure, to normalized net income (loss) per share for each of the periods indicated is as follows (in thousands, except per share data):

	Three Months Ended
	June 30, 2011	March 31, 2011	June 30, 2010
Net loss (GAAP)	$(2,612)	$(1,500)	$(1,271)
Impairments and restructuring	1,304	189	1,183
Stock-based compensation expense	989	911	1,444
Normalized net (loss) income (non-GAAP)	(319)	(400)	1,356

Normalized net income allocable to participating securities (non-GAAP)	-	-	(30)
Normalized net (loss) income available to common stockholders (non-GAAP)	$(319)	$(400)	$1,326

Weighted average shares outstanding used in per share calculation:
Basic (GAAP)	50,174	50,124	50,013
Participating securities (GAAP)	1,086	1,087	1,132
Diluted (GAAP)	50,174	50,124	50,013
Add potentially dilutive securities	-	-	450
Less dilutive effect of stock-based compensation under the treasury stock method	-	-	(347)
Normalized diluted shares (non-GAAP)	50,174	50,124	50,116

Loss per share (GAAP):
Basic and diluted	$(0.05)	$(0.03)	$(0.03)

Normalized net (loss) income per share (non-GAAP):
Basic and diluted	$(0.01)	$(0.01)	$0.03

INTERNAP NETWORK SERVICES CORPORATION
SEGMENT PROFIT AND SEGMENT MARGIN

Segment profit and segment margin, which does not include direct costs of customer support, direct costs of amortization of acquired technologies or any other depreciation or amortization, for each of the periods indicated is as follows (dollars in thousands):

	Three Months Ended
	June 30, 2011	March 31, 2011	June 30, 2010
Revenues:
Data center services	$32,481	$31,542	$31,197
IP services	27,929	27,862	29,328
Total	60,410	59,404	60,525

Direct cost of network, sales and services, exclusive of
depreciation and amortization:
Data center services	19,733	18,530	19,784
IP services	10,836	10,500	11,479
Total	30,569	29,030	31,263

Segment Profit:
Data center services	12,748	13,012	11,413
IP services	17,093	17,362	17,849
Total	$29,841	$30,374	$29,262

Segment Margin:
Data center services	39.2%	41.3%	36.6%
IP services	61.2%	62.3%	60.9%
Total	49.4%	51.1%	48.3%